Exhibit 7.8

Amended and Restated Joint Filing Agreement

On July 2, 2009, in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned entered into a Joint Filing Agreement (the “Joint Filing Agreement”). The undersigned desire to amend and restate the Joint Filing Agreement as follows:

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Office Depot, Inc., a Delaware corporation (the “Issuer”) into which the Issuer’s shares of 10% Series A Redeemable Convertible Participating Perpetual Stock, par value $0.01 per share and 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share are each convertible, unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an exhibit to such joint filing.

This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of this 20th day of February, 2013.

For and on behalf of the Limited Partnerships BC European Capital VIII – 1 to 12, 14 to 34 and 37:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited acting as General Partner of the Limited Partnerships BC European Capital VIII - 1 to 12, 14 to 34 and 37

/S/ LAURENCE MCNAIRN
Name: Laurence McNairn
Director, CIE Management II Limited acting as General Partner of the Limited Partnerships BC European Capital VIII - 1 to 12, 14 to 34 and 37

For and on behalf of BC European Capital 35 SC, 36 SC, 38 SC and 39 SC:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, LMBO Europe SAS As Gérant to BC European Capital 35 SC, 36 SC, 38 SC and 39 SC

/S/ MIKE TWINNING
Name: Mike Twinning
Director, LMBO Europe SAS As Gérant to BC European Capital 35 SC, 36 SC, 38 SC and 39 SC

Dated as of February 20, 2013

CIE Management Limited II:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited

/S/ LAURENCE MCNAIRN
Name: Laurence McNairn
Director, CIE Management II Limited

LMBO Europe SAS:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, LMBO Europe SAS

/S/ MIKE TWINNING
Name: Mike Twinning
Director, LMBO Europe SAS